UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2018

AIMMUNE THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37519	45-2748244
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8000 Marina Blvd, Suite 300

Brisbane, CA 94005

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 614-5220

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 11, 2018, Aimmune Therapeutics, Inc. (the “Company”) announced that the Board of Directors (the “Board”) of the Company has appointed Jayson Dallas, M.D. as the Company’s President and Chief Executive Officer and as a member of the Board, in each case, effective as of June 19, 2018. Dr. Dallas will serve as a Class I director with a term expiring at the Annual Meeting of Stockholders in 2019.

Dr. Dallas, age 50, joins the Company from Ultragenyx Pharmaceutical Inc., a public biopharmaceutical company, where he served as Executive Vice President since January 2016 and Chief Commercial Officer since August 2015. Between August 2015 and January 2016, he also served as Senior Vice President of Ultragenyx. Prior to Ultragenyx, Dr. Dallas served as General Manager of Roche, a public healthcare company, in the United Kingdom from July 2012 to July 2015. Prior to this, he held two different positions at Genentech, a public pharmaceutical company, as Head of Global Oncology Launch Excellence and Biosimilar Strategy and Head of Global Product Strategy for Immunology and Ophthalmology from May 2010 to June 2012. Prior to joining Genentech, Dr. Dallas worked at Novartis and Pharmacia in the U.S. and previously at Roche in Switzerland. Dr. Dallas has also served as a board member of Arena Pharmaceuticals Inc. since February 2017. Dr. Dallas holds an M.D. from the University of the Witwatersrand, Johannesburg, South Africa and an M.B.A. from Ashridge Business School in the United Kingdom.

In connection with his appointment as President and Chief Executive Officer, Dr. Dallas entered into an employment agreement with the Company. The employment agreement provides for the Company to pay Dr. Dallas an annual base salary of $535,000 and for Dr. Dallas to have the opportunity to earn an annual bonus targeted at 60% of his annual base salary. Dr. Dallas’ annual bonus will not be prorated for 2018. In accordance with the employment agreement, on June 19, 2018, Dr. Dallas will be granted an option to purchase 350,000 shares of the Company’s common stock with a per share exercise price equal to the per share closing trading price of the Company’s common stock as reported on the Nasdaq Global Select Market on the date of grant. The option will vest and become exercisable with respect to 25% of the total number of shares underlying the option on June 19, 2019, and in equal monthly installments over 36 months thereafter, in each case, subject to Dr. Dallas’ continued service through the applicable vesting date. Furthermore, on June 19, 2018, Dr. Dallas will be granted 60,000 restricted stock units that vest in equal installments on each of the first four anniversaries of June 19, 2018, subject to Dr. Dallas’ continued service through the applicable vesting date. The equity awards will be granted pursuant to the Company’s 2015 Equity Incentive Award Plan and award agreements to be entered into between Dr. Dallas and the Company substantially in the forms previously filed.

Under the employment agreement, in the event that Dr. Dallas’ employment is terminated by us without “cause” or Dr. Dallas resigns his employment with the Company for “good reason”, then in exchange for timely providing us a general release of claims, he is entitled to receive (i) continued base salary payments for twelve months, (ii) reimbursement of premiums for continued healthcare coverage for twelve months (iii) full accelerated vesting of his initial option and restricted stock units described above and (iv) accelerated vesting of any other equity awards, including stock options and restricted stock units, held by him with respect to that number of shares that would have vested had he remained employed through the first anniversary of his termination of employment (with any vested stock options remaining exercisable for twelve months after his termination of employment or resignation). If the termination or resignation occurs during the period commencing three months prior to a change in control and ending twelve months after a change in control, then, in lieu of the foregoing benefits, in exchange for timely providing us a general release of claims, Dr. Dallas is entitled to receive (a) a cash lump sum payment equal to one and a half times the sum of his annual base salary and annual target bonus, (b) reimbursement of continued healthcare coverage premiums for eighteen months and (c) full accelerated vesting of each equity award, including stock options and restricted stock units, held by him (with any stock options remain exercisable for twelve months following such termination or resignation). In addition to the severance benefits described above, in the event Dr. Dallas dies, the vesting of his initial option and restricted stock units will accelerate in full. In the event Dr. Dallas terminates employment with the Company as the result of becoming permanently disabled, then, in exchange for timely providing us a release of claims, the vesting of the initial option and restricted stock units will accelerate in respect of that number of shares of Company common stock that would have vested had he continued employment with the Company for twelve months after the date of such termination. Dr. Dallas will not receive any compensation in connection with his role as a member of the Board of the Company.

The Company will also enter into an indemnification agreement with Dr. Dallas (the “Indemnification Agreement”) in accordance with its standard practice and pursuant to the form previously approved by the Board and the Company’s stockholders. The Indemnification Agreement, among other things, requires the Company to indemnify Dr. Dallas to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, penalties, fines and settlement amounts incurred by the executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as an executive officer and director.

There have not been any transactions since the beginning of the Company’s last fiscal year, nor are there any proposed transactions, in which the Company was or is to be a participant involving amounts exceeding $120,000 and in which Dr. Dallas had or will have a direct or indirect material interest. There are no arrangements or understandings between Dr. Dallas and the Company or any other persons pursuant to which Dr. Dallas was appointed as Chief Executive Officer and as a member of the Board of the Company.

The foregoing summary of the material terms of the compensatory arrangements with Dr. Dallas is qualified in its entirety by the full text of the Executive Employment Agreement with Dr. Dallas. The agreement will be filed as an exhibit in the Quarterly Report for the period ended June 30, 2018. The foregoing description of the Indemnification Agreement is a summary of the material terms of such agreement and is qualified in its entirety by reference to the Indemnification Agreement, which was filed as Exhibit 10.7 to the Company’s Registration Statement on Form S-1/A on July 27, 2015 and is incorporated by reference herein.

Dr. Dallas replaces Dr. Stephen Dilly, M.B.B.S., Ph.D., who, in November 2017, notified the Board that he expected to retire from the Company by the end of 2018. As contemplated by his Transition and Separation Agreement, in connection with Dr. Dallas’ appointment as the President and Chief Executive Officer, Dr. Dilly will step down as a member of the Board, effective as of Dr. Dallas’ appointment. Dr. Dilly will continue to serve as a special advisor to the Company through a transition period that ends on December 31, 2018.

On June 6, 2018, Jeffrey Knapp, the Company’s Chief Operating Officer, informed the Company of his decision to leave his position with the Company, effective as of July 6, 2018.

Item 7.01	Regulation FD

On June 11, 2018, the Company issued a press release regarding the appointment of Dr. Dallas, which is furnished herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release dated June 11, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIMMUNE THERAPEUTICS, INC.

Date: June 11, 2018	By:	/s/ Douglas T. Sheehy
Douglas T. Sheehy General Counsel and Secretary